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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HALLWOOD GROUP INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE HALLWOOD GROUP INCORPORATED

NOTICE OF ANNUAL MEETING

Dear Hallwood Group Stockholder:

      On behalf of the board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of The Hallwood Group Incorporated (the “Company”). The annual meeting will be held on Wednesday, May 12, 2004, at 1:00 p.m. local time, at the offices of the Company, located at 3710 Rawlins, Suite 1500, Dallas, Texas, 75219.

      At the annual meeting we will:

1. Elect one director to hold office for three years;

2. Vote on a proposal to amend the Company’s Second Restated Certificate of Incorporation; and

3. Transact any other business properly presented at the meeting.

      Only stockholders of record at the close of business on Friday, March 26, 2004, are entitled to notice of and to vote at the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary

April 12, 2004

      Your board of directors urges you to vote upon the matters presented. If you are unable to attend the meeting, please complete, sign, date and promptly return the enclosed proxy in the envelope provided. It is important for you to be represented at the meeting. Executing your proxy will not affect your right to vote in person if you are present at the annual meeting.

THE HALLWOOD GROUP INCORPORATED

3710 Rawlins, Suite 1500
Dallas, Texas 75219

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 12, 2004

      This proxy statement and the accompanying proxy are first being mailed on or about April 12, 2004. The accompanying proxy is solicited by the board of directors of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Q:	Who is entitled to vote?
	A:	Stockholders of record at the close of business on Friday, March 26, 2004, the “record date,” are entitled to vote at the annual meeting.

2.	Q:	What may I vote on?
	A:	You may vote on:
(1) the election of one nominee to serve on the board of directors for three years;
(2) a proposal to amend the Company’s Second Restated Certificate of Incorporation; and
(3) any other business properly presented at the meeting.

3.	Q:	How do I vote?
	A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the nominee for director and FOR the proposal to amend the Second Restated Certificate of Incorporation. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of the nominee or in favor of the proposal to amend the Second Restated Certificate of Incorporation.

4.	Q:	How can I revoke my proxy?
	A:	You have the right to revoke your proxy at any time by:
(1) notifying our corporate secretary in writing before the meeting;
(2) voting in person; or
(3) returning a later-dated proxy card before the meeting.
Attending the meeting is not sufficient to revoke your proxy unless you also take one of the actions above.

5.	Q:	How does the board of directors recommend I vote on the proposal to elect the nominee for director?
	A:	Your board of directors recommends that you vote FOR the nominee for director.

6.	Q:	Why does the Company want to amend its Second Restated Certificate of Incorporation?
	A:	The Company’s Second Restated Certificate of Incorporation contains a provision that limits the amount of stock that may be held by a stockholder, without the approval of the Board of Directors, to 4.75% of the Company’s outstanding common stock. The purpose of the limitation was to protect the Company’s unutilized federal income tax loss carryovers. The board of directors has determined that such a limitation is no longer necessary for these tax reasons and because the restrictions could limit the Company’s flexibility in entering into significant corporate transactions.

7.	Q:	How does the board of directors recommend I vote on the proposal to amend the Company’s Second Restated Certificate of Incorporation?
	A:	Your board of directors recommends that you vote FOR the proposal to amend the Company’s Second Restated Certificate of Incorporation.

8.	Q:	How many shares can vote at the annual meeting?
	A:	As of the record date, there were 1,326,343 shares of common stock outstanding and entitled to vote at the annual meeting. You are entitled to one vote for each share of common stock you hold.

9.	Q:	What is a “quorum?”
	A:	A “quorum” is a majority of the outstanding shares. A quorum may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be valid. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. In addition, broker non-votes will be counted toward determining the presence of a quorum.

10.	Q:	What vote is required to approve the proposals?
	A:	A plurality of the votes cast at the annual meeting is necessary to elect the nominee for director. The affirmative vote of the holders of a majority of the Company’s common stock is necessary to approve the proposal to amend the Company’s Second Restated Certificate of Incorporation. Abstentions and shares held by brokers that have been designated as not voted will be counted for purposes of determining a quorum, but will not be counted as votes cast in favor of either of the proposals.

SOLICITATION OF PROXIES

      The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the annual meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of the solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to those individuals on account of their activities. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, for which it will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses. We estimate that total costs of the proxy solicitation will be approximately $4,000.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

      The Company’s board of directors is divided into three classes serving staggered three-year terms. At the annual meeting, you will elect one director to serve for three years.

      The individuals named on the enclosed proxy card intend to vote for the election of the nominee listed below, unless you direct them to withhold your vote. The nominee has indicated that he is able and willing to serve as director. However, if for some reason the nominee is unable to stand for election, the individuals named as proxies may substitute some other person for the nominee and may vote for that nominee. The nominee for director must be elected by a plurality of the votes cast at the annual meeting.

      Below are the names and ages of the nominee and of the directors whose terms of office will continue after the annual meeting, the year in which each director was first elected as a director of the Company, their principal occupations or employment for at least the past five years, and other directorships they hold.

Nominee for Election for a Three-Year Term Ending with the 2007 Annual Meeting

J. Thomas Talbot	Mr. Talbot, age 68, has served as a director since 1981 and is Chairman of the Company’s audit committee. He had been a partner of Shaw & Talbot, a commercial real estate investment and development company, from 1975 until August 2003. He has been a partner in Pacific Management Group, an asset management firm, since 1986. He is also the owner of The Talbot Company. He served as a director of Fidelity National Financial, Inc. from 1990 until September 2003. He has also served as a director of California Coastal Communities, Inc. (formerly Koll Real Estate Group) since August 1993. Mr. Talbot is an investor in new Hallwood Energy Corporation (“New HEC”), in which the Company holds a 28% interest, along with other affiliated and unaffiliated investors, and Hallwood Exploration, L.P. (“Hallwood Exploration”), formed in January 2004, in which the Company owns a 27% interest, along with other affiliated and unaffiliated investors.

Director Continuing in Office Until the 2005 Annual Meeting

Charles A. Crocco, Jr	Mr. Crocco, age 65, has served as a director since 1981. He is an attorney, who was Counsel to Crocco & De Maio, P.C., through March 2003. He is a Securities Arbitrator in proceedings brought under the auspices of the National Association of Securities Dealers. He also served as a director of First Banks America, Inc., a bank holding company, from 1989 until December 2002. Mr. Crocco is an investor in New HEC and Hallwood Exploration.

Director Continuing in Office Until the 2006 Annual Meeting

Anthony J. Gumbiner	Mr. Gumbiner, age 59, has served as a director and Chairman of the Board since 1981, and Chief Executive Officer of the Company since 1984. He has also served as President and Chief Operating Officer since December 1999. He also served as Chairman of the Board and Chief Executive Officer of Hallwood Energy Corporation (“Old HEC”) and its predecessors from 1987 until Old HEC was sold in May 2001, as a director of Hallwood Holdings, S.A. (“HHSA”) since 1984 and has served as a director of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (“HRP”) and its predecessor since 1990. Mr. Gumbiner is a director and officer of New HEC and Hallwood Exploration. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

      Except as indicated above, neither the nominee nor the continuing directors hold a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

      No family relationships exist between the nominee, the directors and the executive officers.

      The board of directors unanimously recommends a vote “FOR” the election of the individual nominated for election as director.

Committees and Meetings of the Board of Directors

      Messrs. Talbot (Chairman), Crocco and Gumbiner served as members of the Company’s audit committee during the year ended December 31, 2003. The audit committee met five times during this period and was charged with the responsibility of reviewing the annual audit report and the Company’s accounting practices and procedures, and recommending to the board of directors the firm of independent public accountants to be engaged for the following year.

      The board of directors does not have a standing nominating or compensation committee. Because Mr. Gumbiner owns more than 50% of the Company’s voting power, it is a “controlled company” under the rules of the American Stock Exchange and is not required to have separate nominating and compensation committees.

      During the year ended December 31, 2003, the board of directors held six meetings. Each director attended at least 75% of (1) the total number of meetings held by the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he served.

      The Company does not have a policy with respect to attendance by the directors at annual meetings of stockholders. Last year all members of the Board of Directors attended the annual meeting. Each member of the Board of Directors had indicated his intent to attend the 2004 Annual Meeting.

Communication With Directors

      The Board of Directors does not provide a formal process by which stockholders may send communications to the Board of Directors. The Company is small and 64% of its voting securities are owned by a single stockholder. Consequently, the Board of Directors does not believe it is necessary to formalize such a communication process. However, stockholders may communicate with the Company or request information at any time by contacting Ms. Mary Doyle, Vice President — Investor Relations at 800.225.0135.

Code of Ethics for Financial Officers

      The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all employees, including those officers responsible for financial matters. The Code of Business Conduct and Ethics may be accessed through the Company’s website at www.hallwood.com. Any amendments to or waivers of the Code of Ethics will be promptly disclosed on the Company’s website. Any stockholder may request a printed copy of the Code of Business Conduct and Ethics by contacting Ms. Mary Doyle, Vice President — Investor Relations at 800.225.0135.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table sets forth information as to the beneficial ownership of shares of the Company’s common stock as of the close of business on the record date (1) for any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act, who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of the Company’s common stock; (2) for the continuing directors and the nominee for director; and (3) for all directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

	Amount and Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

Anthony J. Gumbiner	1,001,575	(2)	67.8
Charles A. Crocco, Jr.	15,825	(3)	1.2
J. Thomas Talbot	15,000	(3)	1.1
William L. Guzzetti	—	(4)	—
Melvin J. Melle	13,500	(5)	1.0
All directors and executive officers as a group (5 persons)	1,045,900		68.8

(1)	Assumes, for each person or group listed, the exercise of all stock options or other rights held by that person or group that are exercisable within 60 days, according to Rule 13d-3(d)(1)(i) of the Securities Exchange Act, but the exercise of none of the derivative securities owned by any other holder of options. Unless otherwise noted, the address of each individual listed above is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

(2)	Includes currently exercisable options to purchase 150,000 shares of common stock. In addition, Mr. Gumbiner holds currently exercisable options to purchase 25,800 units of HRP.

(3)	Includes currently exercisable options to purchase 15,000 shares of common stock.

(4)	Mr. Guzzetti does not own any shares or hold any options to purchase shares of the Company. He owns 100 units of HRP and currently exercisable options to purchase 15,000 units of HRP.

(5)	Includes currently exercisable options to purchase 13,500 shares of common stock.

EXECUTIVE COMPENSATION

      The total compensation paid for each of the years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer, and the other executive officers who received cash compensation in excess of $100,000 for 2003, referred to collectively as the “Named Executive Officers,” is set forth in the following Summary Compensation Table.

SUMMARY COMPENSATION TABLE

								Long Term
								Compensation Awards

	Annual Compensation							Securities
						Other Annual		Underlying	LTIP	All Other
Name and Principal	Calendar	Salary		Bonus		Compensation		Options/	Payouts	Compensation
Position	Year	($)		($)		($)		SARs(#)	($)	($)

Anthony J. Gumbiner	2003	0	(1)	0	(1)	0		(6)	0	7,802	(9)
Chairman, President and	2002	0	(1)	0	(1)	0		(6)	0	7,802	(9)
Chief Executive Officer	2001	114,176	(1)	0	(1)	0		(6)	(7)	1,884,009	(9)

William L. Guzzetti	2003	208,333	(2)	169,000	(3)	0		(6)	0	7,700	(10)
Executive Vice President	2002	208,333	(2)	169,000	(3)	0		(6)	0	7,700	(10)
	2001	397,505	(2)	169,000	(3)	0		(6)	170,413 (8)	1,861,645	(10)

Melvin J. Melle	2003	208,333		25,000		3,258	(4)	(6)	0	13,380	(11)
Vice President, Chief	2002	208,333		10,000		3,246	(4)	(6)	0	13,380	(11)
Financial Officer and	2001	208,333		10,000		3,246	(4)	(6)	0	13,323	(11)
Secretary
Amber Brookman	2003	306,000		352,148		6,000	(5)	0	0	0
Chief Executive Officer	2002	306,000		145,288		0		0	0	0
and President, Brookwood	2001	306,000		100,000		0		0	0	0
Companies Incorporated
(“Brookwood”)

(1)	Consists of $114,176 in salary paid by Old HEC for 2001. In addition, the Company paid HSC Financial Corporation (“HSC Financial”), an entity with which Mr. Gumbiner is associated, consulting fees of $795,000 for 2003 and 2002 and $682,500 for 2001, primarily in connection with HSC Financial’s activities on behalf of the Company’s subsidiaries. See “Certain Relationships and Related Transactions.” In each of March 2004, 2003 and 2002, the board of directors of Hallwood Realty, LLC approved a bonus to HSC Financial in the amount of $150,000, which was paid by HRP, and in March 2004, 2003 and 2002 the Board of Directors of Hallwood Commercial Real Estate, LLC (“HCRE”) approved a bonus of $33,000, each of which was paid by HCRE.

(2)	Consists of $208,333 paid by HRP for each of 2003, 2002 and 2001 and $189,172 paid by Old HEC and its affiliates for 2001.

(3)	Consists of $24,000 paid by HRP and $145,000 paid by HCRE for each of 2003, 2002 and 2001.

(4)	Represents reimbursements to compensate for the income tax effect of payment for life and/or disability insurance.

(5)	Consists of Brookwood’s matching contribution to its 401(k) Plan.

(6)	Consists of the following options granted during calendar years ended 2003, 2002 and 2001. The Old HEC options were purchased in the tender offer.

		Securities Underlying
		Options/SARs(#)

Name	Company	2003	2002	2001

Anthony J. Gumbiner	Old HEC	0	0	92,702
William L. Guzzetti	Old HEC	0	0	54,867

(7)	Consists of $677,621 paid to HSC Financial pursuant to Old HEC’s Phantom Working Interest Incentive Plan in 2001.

(8)	Consists of $170,413 paid to Mr. Guzzetti pursuant to Old HEC’s Phantom Working Interest Incentive Plan in 2001.

(9)	Consists of $876,207 paid pursuant to a separation agreement with Old HEC in 2001 and $1,000,000 in consideration for Mr. Gumbiner’s entering into a noncompetition agreement with Old HEC in 2001, and $7,802 representing payments for term life insurance premiums in each of 2003, 2002, and 2001.

(10)	Consists of $956,545 paid pursuant to a separation agreement with Old HEC in 2001, $900,000 in consideration for Mr. Guzzetti’s entering into a noncompetition agreement with Old HEC in 2001; $7,700, $7,700 and $5,100 in 2003, 2002 and 2001, respectively, for payment of Special Bonus Plan in lieu of contribution to a Tax Favored Savings Plan.

(11)	Consists of $5,680 premium payment for term life insurance premiums for 2003, 2002 and 2001, respectively, and $7,700, $7,700 and $7,643 in 2003, 2002 and 2001, respectively, for payment of Special Bonus Plan in lieu of contribution to a Tax Favored Savings Plan.

OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR

      No options to purchase shares of the Company’s or any of its affiliated entities’ common stock were granted to Named Executive Officers during 2003.

AGGREGATED OPTION/SAR EXERCISES

AND OPTION/SAR VALUES AT DECEMBER 31, 2003

      The following table discloses for each of the Named Executive Officers who have been granted options to purchase securities of the Company or its subsidiaries, the number of options held by each of the Named Executive Officers and the potential realizable values for their options at December 31, 2003. None of the Named Executive Officers exercised any options during the year ended December 31, 2003, and the Company has not granted SARs.

				Securities Underlying	Value of Unexercised
				Unexercised	In-the-Money
		Securities		Options/SARs at	Options/SARs at
		Underlying		December 31, 2003(#)	December 31, 2003($)
		Exercised	Value
Name	Entity	Options/SARS(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Anthony J. Gumbiner	HWG	0	0	150,000/0	1,212,048/0
	HRP	0	0	25,800/0	2,789,625/0
William L. Guzzetti	HRP	0	0	15,000/0	1,621,875/0
Melvin J. Melle	HWG	0	0	13,500/0	89,970/0

COMPENSATION OF DIRECTORS

      For the year ended December 31, 2003, Messrs. Crocco and Talbot received director fees of $36,875 and are entitled to receive $500 for each day spent on business of the Company, other than attendance at board meetings. Messrs. Crocco and Talbot received $2,000 and $1,000, respectively, for time spent as directors on Company business other than attendance at board meetings. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties. Additional information regarding consulting agreements with, or services provided by, Mr. Gumbiner through HSC Financial is included in “Certain Relationships and Related Transactions” and “Compensation Committee Interlocks and Insider Participation,” below.

EMPLOYMENT AGREEMENTS

      During the year ended December 31, 2003, the Company had an employment agreement with Mr. Melle. Mr. Melle’s employment agreement provides for payment of a salary of $200,000 per year plus an annual bonus in an amount as may be determined by the board of directors. In addition, the employment agreement provides that the Company will maintain $500,000 of life insurance benefits on behalf of Mr. Melle and, for the year ended December 31, 2003, the Company paid premiums in the amount of $5,680 for this life insurance. Mr. Melle’s employment agreement continued under the same terms and conditions until December 31, 2003, at which time it was automatically extended for one year and will be automatically extended annually unless terminated by either party. In addition, Mr. Melle receives an annual Christmas bonus of $8,333.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      Since November 1997, the board of directors as a whole has performed the functions of the compensation committee. References to the Company’s compensation committee in this proxy statement refer to the board of directors, acting in its capacity as the compensation committee.

      During 2003, Messrs. Gumbiner and Guzzetti served on the board of directors of Hallwood Realty, LLC, the general partner of HRP and on the board of directors of New HEC. For HRP, the audit committee of the board of directors served as the compensation committee, Mr. Gumbiner was the Chief Executive Officer and Mr. Guzzetti was the Chief Operating Officer of HRP.

      As general partner of HRP, Hallwood Realty, LLC earned an asset management fee and certain related fees from HRP, which amounted to $605,000 for the year ended December 31, 2003. In addition, HRP reimbursed Hallwood Realty, LLC for $3,908,000 of costs incurred by Hallwood Realty, LLC on behalf of HRP during the year ended December 31, 2003. As property manager for HRP, the Company’s HCRE subsidiary received management fees, leasing commissions and other fees from HRP and related parties of $4,233,000 during the year ended December 31, 2003. In addition, HRP reimbursed HCRE for $3,932,000 of costs incurred by HCRE on behalf of HRP during the year ended December 31, 2003.

      Since December 31, 1996, the Company has been a party to an agreement with HSC Financial under which HSC Financial provides international consulting and advisory services to the Company and its affiliates. The agreement currently provides for an annual fee of $795,000. According to this agreement, the Company reimburses HSC Financial for reasonable and necessary expenses in providing office space and administrative services used by Mr. Gumbiner. For the year ended December 31, 2003, HSC Financial was reimbursed in the amount of $416,000. Of the amounts paid in 2003, $104,000 was paid by the Company and $312,000 was paid by Hallwood Realty, LLC, as the general partner of HRP, for services rendered to HRP.

      Mr. Crocco, a director of the Company, was of counsel to the law firm Crocco & De Maio, P.C. The firm occasionally provided legal services to the Company. In 2003, the total of such fees was $462.

COMPENSATION COMMITTEE

REPORTS ON EXECUTIVE COMPENSATION

General

      The Company is a holding company with several subsidiaries and affiliated companies. Of the Named Executive Officers, Mr. Gumbiner was involved in the activities of all of the subsidiaries and affiliated companies, but received no cash compensation directly from the Company. HSC Financial, with which Mr. Gumbiner is associated, received consulting fees from the Company. The Company’s board of directors, acting in its capacity as the compensation committee, approved the payments by the Company to HSC Financial. HSC Financial was also involved in the activities of Hallwood Realty, LLC and HCRE during 2003. Any bonuses paid to HSC Financial with respect to Hallwood Realty, LLC or HRP are determined by the board of directors of Hallwood Realty, LLC. The fees for services with respect to HCRE are determined by the board of HCRE, subject to the approval of Company’s board of directors, acting in its capacity as the compensation committee.

      Mr. Guzzetti was involved in the activities of Hallwood Realty, LLC and HCRE during 2003. The compensation of Mr. Guzzetti with respect to his services to Hallwood Realty, LLC is determined by the board of directors of Hallwood Realty, LLC. The compensation for his services with respect to HCRE is determined by the by the board of HCRE, subject to the approval of Company’s board of directors, acting in its capacity as the compensation committee.

      Mr. Melle is involved in the activities of the Company and of certain subsidiaries and affiliated companies, but for 2003 received compensation only from the Company. Accordingly, the compensation of Mr. Melle is determined solely by the Company’s board of directors, acting in its capacity as the compensation committee.

      Ms. Brookman is involved in and receives compensation only from Brookwood. The compensation for her services is determined by the board of directors of Brookwood. In 2003 and 2004, the Company invested an additional $2,563,000 to maintain its 28% interest in New HEC, a private company, with other affiliated and unaffiliated investors. Messrs. Gumbiner and Guzzetti are directors and officers of New HEC and, in that capacity receive compensation from New HEC, as determined from time to time by the board of directors of New HEC. Messrs. Gumbiner and Guzzetti each also hold options to purchase up to 4% of the outstanding shares of New HEC, on a fully diluted basis, at the same price paid by the initial investors in New HEC, including the Company. In 2004 the Company invested $659,000 for a 20% interest in Hallwood Exploration with other affiliated and unaffiliated investors. Messrs. Gumbiner and Guzzetti are directors and officers of Hallwood Exploration and, in that capacity, may receive compensation from Hallwood Exploration as determined from time to time by the board of directors of Hallwood Exploration. Messrs. Gumbiner and Guzzetti each also hold a 4% profits interest in Hallwood Exploration.

Compensation by the Company

      The Company’s board of directors, acting in its capacity as the compensation committee, annually determines the compensation of the Company’s executive officers and bases the amount of compensation on the board of directors’ determination of the reasonable compensation for that officer. The members of the board of directors, through their business experience, are generally aware of prevailing compensation practices and regularly review and remain informed about the recent financial and operating experience of the Company. Based on this experience and review, the board of directors establishes compensation that it believes to be appropriate for each officer. Substantially all of the executive officers’ compensation is paid as salary, although from time to time the Company has awarded substantial bonuses upon completion of significant transactions that provide material benefits to the Company.

      Hallwood Realty, LLC has contracted with HCRE to manage the properties controlled by Hallwood Realty, LLC. Mr. Guzzetti is the president and is primarily responsible for the operations of HCRE. HCRE’s Executive Incentive Plan authorizes HCRE to pay annual cash bonuses in an amount up to 10% of HCRE’s net operating income for the prior year. The actual amount to be paid and the allocation of the total amount to individual employees is recommended by Mr. Gumbiner, the chief executive officer of HCRE, and is approved by the board of directors of HCRE, which consists of Messrs. Gumbiner and Guzzetti. Any amount to be paid to an executive officer of the Company is subject to the approval of the board of directors. For 2003, the board of directors of the Company approved the payment of bonuses under the HCRE Executive Incentive Plan to HSC Financial of $33,000 and to Mr. Guzzetti of $145,000.

2003 Members of the Board of Directors

Charles A. Crocco, Jr.
Anthony J. Gumbiner
J. Thomas Talbot

Compensation by Hallwood Realty, LLC

      The compensation paid by Hallwood Realty, LLC to HSC Financial and Mr. Guzzetti is authorized by the entire board of directors of Hallwood Realty, LLC with the approval of the audit committee of the board of directors. The compensation paid by Hallwood Realty, LLC consists of a salary for Mr. Guzzetti, and to the extent that Hallwood Realty, LLC’s board of directors determines it to be appropriate, bonuses to Mr. Guzzetti and HSC Financial based on their determination that Hallwood Realty, LLC or HRP have experienced favorable operating results or completed transactions that benefit Hallwood Realty, LLC or HRP. For 2003, the board of directors did not consider any changes in Mr. Guzzetti’s salary. In recognition of the benefits provided to HRP through their efforts during the year, Hallwood Realty, LLC’s board of directors determined that it was appropriate to award a bonus of $150,000 to HSC Financial and a bonus of $24,000 to Mr. Guzzetti.

2003 Members of the Hallwood Realty, LLC Board of Directors

Anthony J. Gumbiner William L. Guzzetti Edward T. Story	Alan G. Crisp William F. Forsyth Hamilton P. Schrauff

Report of the Audit Committee

      The audit committee is composed of three directors and operates under an Amended and Restated Audit Committee Charter, adopted by the board of directors according to the rules and regulations of the SEC and the American Stock Exchange, a copy of which is attached to this Proxy Statement as Annex A. The audit committee members are J. Thomas Talbot, chairman of the audit committee, Charles A. Crocco, Jr. and Anthony J. Gumbiner. The board of directors has determined that Messrs. Talbot and Crocco are independent, as defined by the American Stock Exchange’s Listed Company Guide. The board of directors has determined that Mr. Talbot is an “audit committee financial expert,” as defined by the SEC. Mr. Gumbiner, although not “independent” for purposes of the rules and regulations of the American Stock Exchange, possesses certain experience and qualifications appropriate for service on the audit committee and, by virtue of his personal interest in the success of the Company, is considered to be a valuable member of the audit committee and provides an objective review of the functions and reports of the Company’s independent auditors.

      Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements with auditing standards generally accepted in the United States of America. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee also recommends to the board of directors the selection of the Company’s independent auditors.

      In this context, the audit committee reviewed and discussed the audited financial statements with both management and D&T. Specifically, the audit committee has discussed with D&T matters required to be discussed by Statement on Auditing Standards No. 61.

      The audit committee received from D&T the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with D&T the issue of its independence from the Company.

      Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or its responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

      Based on the audit committee’s review of the audited financial statements and its discussions with management and D&T noted above and the report of the independent auditors to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

2003 Members of the Audit Committee of The Hallwood Group Incorporated

J. Thomas Talbot
Charles A. Crocco, Jr.
Anthony J. Gumbiner

PROCEDURES FOR DIRECTOR NOMINATIONS

      The members of the Board of Directors have each served in that capacity for 23 years. No replacement of these directors is contemplated. As discussed above, as a “controlled company” under the rules of the American Stock Exchange, the Company is not required to have a standing nominating committee or a written charter governing the nomination process. If the need arises, the full board of directors, of which two members are independent, would serve that function.

      The Company’s bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting if written notice of the stockholder’s intent to make the nomination has been given to the Secretary of the Company at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting. Such notices must comply with the provisions of the bylaws.

      In the event that a stockholder meeting the requirements and following the procedures of the bylaws were to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the board of directors will identify candidates with superior qualifications and personally interview them, and if, appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. The board of directors, upon evaluation and review of the candidates, would determine who to recommend to the stockholders for approval or to fill any vacancy. The board of directors would use the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

PERFORMANCE GRAPH

      The following performance graph compares the 5-year cumulative total return of the Company’s common stock with that of the Russell 2000 Index and a peer group of issuers. The issuers included in the peer group are all publicly traded companies included in Standard Industrial Classification Code 6512 “Operators of Nonresidential Buildings,” which consist of HRP, AmeriVest Properties, Inc. and Maxus Realty Trust, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE HALLWOOD GROUP INCORPORATED,
THE RUSSELL 2000 INDEX,
AND A PEER GROUP

	12/98	12/99	12/00	12/01	12/02	12/03

The Hallwood Group Incorporated	100	97	31	46	52	156
RUSSELL 2000	100	121	118	121	96	141
PEER GROUP	100	89	82	128	143	208

*	$100 invested on 12/31/98 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective January 1997, the Company entered into an agreement with HSC Financial under which HSC Financial agreed to provide international consulting and advisory services to the Company and its affiliates for an annual fee of $825,000 and reimbursement for out-of-pocket and other reasonable expenses of HSC Financial. The agreement was amended to change the annual fee to $795,000 in May 2001, and to $954,000 in March 2004.

      Mr. Crocco, a director of the Company, was of counsel to the law firm Crocco & De Maio, P.C. The firm occasionally provided legal services to the Company. In 2003, the total of such fees was $462.

AUDITORS

      D&T served as the Company’s independent auditors for the years ended December 31, 2003, 2002 and 2001 and has been selected to serve in that capacity again for the year ending December 31, 2004. A representative of D&T will be available at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

AUDIT FEES

      All services rendered by D&T are pre-approved by the audit committee. D&T has or is expected to provide services to the Company in the following categories and amounts:

	Calendar Years

	2003	2002

Audit fees(1)	$326,255	$251,800
Audit related fees(2)	$10,638	$8,543
Tax fees(3)	$80,423	$73,123
All other fees(4)	$—	$—

(1)	Audit Fees — These are fees for professional services performed by D&T for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)	Audit Related Fees — These are fees for assurance and related services performed by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; attestations by D&T that are not required by statute and consulting on financial accounting/reporting standards.

(3)	Tax Fees — These are fees for professional services performed by D&T with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)	All Other Fees — These are fees for other permissible work performed by D&T that does not meet the above category descriptions.

Pre-Approval Policy

      The audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

      The audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-

approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the audit committee.

      The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee may delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Audit Services

      The annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. The audit committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Audit-related Services

      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The audit committee believes that the provision of audit-related services does not impair the independence of the auditor.

Tax Services

      The audit committee believes that the independent auditor can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

      The audit committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the auditor.

Pre-Approval Fee Levels

      Pre-approval fee levels for all services to be provided by the independent auditor are established periodically by the audit committee. Any proposed services exceeding these levels requires specific pre-approval by the audit committee.

PROPOSAL NO. 2

APPROVAL OF THE PROPOSAL TO AMEND THE

SECOND RESTATED CERTIFICATE OF INCORPORATION

      The Company’s Second Restated Certificate of Incorporation contains a provision that limits the amount of stock that may be held by a stockholder, without the approval of the board of directors, to 4.75% of the Company’s outstanding common stock. The purpose of the limitation was to protect the Company’s unutilized federal income tax loss carryovers. The provision reduces the risk of an “ownership change,” within the meaning of the Internal Revenue Code and its regulations, that would result in a disallowance or limitation of the Company’s use of the carryforwards and the associated tax advantages. The board of directors has determined that such a limitation is no longer necessary for these tax reasons and because the restrictions could limit the Company’s flexibility in entering into significant corporate transactions.

      The amendment to the Second Restated Certificate of Incorporation would delete this provision. A copy of the proposed amendment is attached to this proxy statement as Annex B.

      The affirmative vote of the holders of a majority of the Company’s common stock is required to approve the amendment. If approved at the annual meeting, the amendment will be effective upon the filing of the amendment with the Secretary of State of Delaware.

STOCKHOLDER PROPOSALS

      If a stockholder intends to present a proposal for action at the 2005 annual meeting and wishes to have the proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act, the proposal must be submitted in writing to the Secretary of The Hallwood Group Incorporated, at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 by December 24, 2004. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

      The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company ninety (90) days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the bylaws.

      If you wish to submit a proposal at the annual meeting, other than through inclusion in the proxy statement, you must notify the Company no later than February 12, 2005. If you do not notify the Company of your proposal by that date, the Company will exercise its discretionary voting power on that proposal.

      In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act for the 2005 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s securities, to file reports of ownership and changes of ownership with the SEC and the American Stock Exchange. Officers, directors and 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

      Based solely on review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely.

OTHER BUSINESS

      The Company is not aware of any other business to be presented at the annual meeting. All shares represented by proxies will be voted in favor of the nominee for director set forth in this proxy statement and for the proposal to amend the Second Restated Certificate of Incorporation, unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, the Company’s proxy holders will vote on those matters according to their best judgment.

      Please note, however, that if your shares of common stock are voted against the nominee for director or against the proposal to amend the Second Restated Certificate of Incorporation, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary

April 12, 2004

ANNEX A

THE HALLWOOD GROUP INCORPORATED

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

General

      The role of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by:

•	Serving as an independent and objective party to monitor the Corporation’s accounting and financial reporting processes, internal control system and audits.

•	Reviewing and appraising the audit efforts of the Corporation’s independent accountants.

•	Providing an open avenue of communication among the independent accountants, financial and senior management and the Board.

Composition

      The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors; provided, however, that until May 12, 2004 one member of the Audit Committee need not be “independent” if the Board, under exceptional and limited circumstances, determines that membership on the committee by such individual is required by the best interests of the Corporation and its shareholders; provided further, however, that after May 12, 2004, such individual is not a current officer or employee or an immediate family member of such officer or employee. Such individuals may not serve on the Audit Committee for more than two years or chair the Audit Committee. Independence shall be determined pursuant to the standards set by the Securities and Exchange Commission (the “Commission”) and the requirements of the American Stock Exchange.

Independence

      Directors who are affiliates of the Corporation, or officers or employees of the Corporation or of its subsidiaries who have been employed by the Corporation or subsidiaries within the past three years, will not be considered independent. No member of the Audit Committee may receive direct or indirect (as defined by the Commission) compensation of any kind (including consulting and advisory fees) from the Corporation, other than for services rendered as a member of the Board and as a member of committees of the Board.

      In addition, Directors falling within any of the categories listed below will not be considered independent:

•	A Director who is, or during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation, other than prior employment as an interim Chairman or CEO.

•	A Director who accepts (or whose immediate family member accepts) any payment from the Corporation (or any parent or subsidiary of the Corporation) in excess of $60,000 during the current or any of the past three previous fiscal years, other than compensation specifically excluded under Section 121(b) of the American Stock Exchange Company Guide.

•	A Director who is a partner or has an immediate family who is a controlling shareholder or executive officer of any organization to which or from which the Corporation made or received payments that exceed 5% of the recipient’s consolidated gross revenues, or $200,000 (whichever is more) in any of the most recent three fiscal years; provided, however, that until December 4, 2004, such payments may not have been received in the last fiscal year.

•	A Director who is or has an immediate family member of an individual who is or has been employed by the Corporation (or any parent or subsidiary of the Corporation) as an executive officer during any of the past three years.

•	A Director who is or was or has an immediate family member who is or was an executive officer of another entity where at any time during the most recent three fiscal years any of the Corporation’s executive officers serve on the compensation committee of that entity.

•	A Director who is or was or has an immediate family member who is or was a partner or employee of the Corporation’s outside auditor and worked on the audit engagement during any of the past three years.

Financial Expertise

      All members of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement.

      In addition, at least one member of the Audit Committee must be “financially sophisticated” pursuant to American Stock Exchange rules and be a “financial expert,” as such term is defined by the Commission. Qualifications for such financial expert would include, among other things, whether a member has:

•	an understanding of generally accepted accounting principles and financial statements;

•	experience applying generally accepted accounting principles in connection with accounting for estimates, accruals and reserves that are generally comparable to those used in the Corporation’s financial statements;

•	experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Corporation’s financial statements;

•	experience with internal controls and procedures for financial reporting;

•	an understanding of audit committee functions;

•	past employment experience in finance or accounting; and

•	professional certification in accounting.

      The Board shall make all determinations as to whether a Director is a “financial expert,” as defined by rules of the Commission.

      The members of the Audit Committee are to be elected by the Board, which shall make all decisions with respect to whether an Audit Committee member is “independent” and/or a “financial expert” and shall serve until their successors are duly elected and qualified. Unless the Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership, which Chair shall be a financial expert.

Meetings

      The Audit Committee shall meet no less than once per quarter. As part of its job to foster open communication, the Audit Committee should regularly with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements.

Relationship with Independent Accountants

      The Corporation’s independent accountants are to be ultimately accountable to, and will report directly to, the Audit Committee, and the Audit Committee shall have the authority and responsibility to select, evaluate determine the compensation of, and, where appropriate, replace the independent accountants. The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Corporation’s management.

Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

A. Documents/Reports Review

      1. Review this Charter at least annually and update it as conditions dictate.

      2. Review the Corporation’s annual financial statements and any reports or other financial information submitted to the Commission or the public, including any certification, report, opinion or review rendered by the independent accountants.

      3. Review with financial management and the independent accountants the Corporation’s filings with the Commission prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

B. Independent Accountants

      1. Select the independent accountants, considering independence and effectiveness, and pre-approve the fees and other compensation to be paid to the independent accountants.

      2. On no less than an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships the independent accountants have with the Corporation and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

      3. Recommend to the Board any appropriate action to ensure the independence of the independent accountants.

      4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

      6. Review and pre-approve any and all audit and non-audit related services provided to the Corporation by the independent accountants and their affiliates.

C. Financial Reporting Processes

      1. In consultation with the independent accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

      2. Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

      3. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

      4. Establish regular and separate reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      5. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      6. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

      7. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

D. Ethical and Legal Compliance

      1. Establish, review and update periodically a code of ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and ensure that management has established a system to enforce the code of ethics.

      2. Review and, if the Audit Committee determines it is appropriate, approve transactions proposed between the Corporation and its affiliates.

      3. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

      4. If and when appropriate, appoint independent legal counsel and other advisors to assist the audit Committee in carrying out its duties.

      5. Establish procedures for the receipt, collection, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      6. Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Adopted by Resolution of the Board of Directors
March 10, 2004

ANNEX B

CERTIFICATE OF AMENDMENT

OF
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
THE HALLWOOD GROUP INCORPORATED

It is hereby certified that:

      1. The name of the corporation The Hallwood Group Incorporated (the “Corporation”).

      2. The Second Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 1(c) of Article Fourth in its entirety.

      3. The amendment of the Certificate of Incorporation is herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      4. The effective time of the amendment herein certified shall be the date this Certificate of Amendment is duly filed with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed for The Hallwood Group Incorporated by Melvin J. Melle, its Secretary, this       day of May 2004.

Melvin J. Melle,
Secretary

B-1

[HWG PS-04]

THE HALLWOOD GROUP INCORPORATED

P
R	3710 RAWLINS, SUITE 1500
O	DALLAS, TEXAS 75219
X
Y	This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Anthony J. Gumbiner and Charles A. Crocco, Jr., and each of them, as Proxies, each with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of The Hallwood Group Incorporated (the “Company”), held of record by the undersigned on March 26, 2004, at the Annual Meeting of Stockholders to be held on May 12, 2004, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominee listed, FOR the proposal to amend the Second Restated Certificate of Incorporation and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

     ☒ Please mark votes as in this example.

Please mark boxes in blue or black ink.

1.	Election of Director			2.	Proposal to amend the Second Restated
Certificate of Incorporation.
Nominee: J. Thomas Talbot

	For	Withheld			For	Against	Abstain

	☐	☐			☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting.

	For	Against	Abstain

	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

Signature: Date: , 2004

Signature: Date: , 2004

COMPLETE, SIGN and DATE the proxy card and return promptly using the enclosed envelope.